Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-292696), Form S-8 (No. 333-292585), and Form S-8 (No. 333-231986) of Park Aerospace Corp. of our report, dated May 29, 2026 with respect to the Consolidated Financial Statements of Park Aerospace Corp. and subsidiaries included in this Annual Report (Form 10-K) of Park Aerospace Corp. for the year ended March 1, 2026.

/s/ CohnReznick LLP

Melville, New York

May 29, 2026